Exhibit 11

                                  TRACOR
     COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE

                 (in thousands, except per share amounts)

                                                         Three Months Ended               Six Months Ended
                                                               June 30,                        June 30,
                                                         -------------------              ------------------
                                                          1997         1996                1997        1996
                                                          ----         ----                ----        ----
   Primary:
   Income before extraordinary loss                    $10,511       $ 7,997             $20,775     $15,658
   Interest expense adjustment, net of
    income taxes                                            -             -                   -          424
                                                       -------       -------             -------     -------
      Adjusted net income before
       extraordinary loss                               10,511         7,997              20,775      16,082
   Extraordinary loss                                       -             -               (9,985)         -
                                                       -------       -------             -------     -------
      Adjusted net income                              $10,511       $ 7,997             $10,790     $16,082
                                                       =======       =======             =======     =======


   Weighted average common shares outstanding           24,836        15,675              24,806      14,920
   Weighted average common share equivalents:
      Assumed exercise of warrants                       1,193         9,890               1,210      10,969
      Assumed exercise of options                        2,007         1,730               1,914       1,608
      Assumed purchase of common shares for treasury    (1,219)       (3,704)             (1,148)     (3,268)

      Net weighted average additional shares issuable    1,981         7,916               1,976       9,309
                                                       -------       -------             -------     -------
      Common and common equivalent shares               26,817        23,591              26,782      24,229
                                                       =======       =======             =======     =======


   Income per common and common equivalent share:
      Income before extraordinary loss                   $.39           $.34                $.77        $.66
      Extraordinary loss                                   -              -                 (.37)         -
                                                         ----           ----                ----        ----
      Net income                                         $.39           $.34                $.40        $.66
                                                         ====           ====                ====        ====

   Fully diluted:

   Income before extraordinary loss                    $10,511       $ 7,997             $20,775     $15,658
   Interest expense adjustment, net of income taxes         -             -                   -          360
                                                       -------       -------             -------     -------

      Adjusted net income before extraordinary loss     10,511         7,997              20,775      16,018
   Extraordinary loss                                       -             -               (9,985)         -
                                                       -------       -------             -------     -------

      Adjusted net income                              $10,511       $ 7,997             $10,790     $16,018
                                                       =======       =======             =======     =======

   Weighted average common shares outstanding           24,836        15,675              24,806      14,920
   Weighted average common share equivalents:
      Assumed exercise of warrants                       1,193         9,890               1,210      10,969
      Assumed exercise of options                        2,007         1,730               1,914       1,608
      Assumed purchase of common shares for treasury    (1,153)       (3,704)             (1,057)     (3,268)
                                                       -------       -------             -------     -------

      Net weighted average additional shares issuable    2,047         7,916               2,067       9,309
                                                       -------       -------             -------     -------

      Common and common equivalent shares               26,883        23,591              26,873      24,229
                                                       =======       =======             =======     =======

   Income per common and common equivalent share:
      Income before extraordinary loss                    $.39          $.34                $.77        $.66
      Extraordinary loss                                    -             -                 (.37)         -
                                                          ----          ----                ----        ----

      Net income                                          $.39          $.34                $.40        $.66
                                                          ====          ====                ====        ====

